UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ARC REALTY FINANCE TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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405 Park Avenue — 15th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 28, 2014

April 28, 2014

To the Stockholders of ARC Realty Finance Trust, Inc.:

I am pleased to invite our stockholders to the 2014 Annual Meeting of Stockholders (“Annual Meeting”) of ARC Realty Finance Trust, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on Wednesday, May 28, 2014 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 11:30 a.m. (local time). At the Annual Meeting, you will be asked to (i) elect five members to the Company’s Board of Directors and (ii) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on Monday, April 14, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Boston Financial Data Services, Inc., at 1-888-772-2337.

Whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, reminding you to vote your shares.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Nicholas Radesca

Chief Financial Officer and Treasurer

ARC Realty Finance Trust, Inc.

i

ARC Realty Finance Trust, Inc.
405 Park Avenue — 15th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy card, mailed together with this proxy statement (this “Proxy Statement”) and our 2013 Annual Report, is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of ARC Realty Finance Trust, Inc., a Maryland corporation (the “Company”), for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue — 15th Floor, New York, New York 10022. This Proxy Statement, Notice of Annual Meeting and our 2013 Annual Report were first mailed to our stockholders on or about Monday, April 28, 2014.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting To Be Held on Wednesday, May 28, 2014
This Proxy Statement and our 2013 Annual Report are available at:
www.2voteproxy.com/arc.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on Wednesday, May 28, 2014, commencing at 11:30 a.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect 5 directors for one-year terms expiring in 2015 and until their successors are duly elected and qualified; and
2.	consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our Common Stock (as defined below) entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on April 14, 2014. As of the record date, 3,241,920 shares of our common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting can be obtained by calling our proxy solicitor, Boston Financial Data Services, Inc. (“Boston Financial”) at 1-888-772-2337. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.2voteproxy.com/arc; or
•	by telephone, by calling 1-800-830-3542.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this Proxy Statement. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” the election of the nominees for director named in the proxy.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, MA 02169; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of a majority of votes cast at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter (the “Charter”).

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Boston Financial to aid in the solicitation of proxies. Boston Financial will receive a fee of approximately $12,900, which includes the reimbursement for certain costs and out of pocket expenses incurred in connection with their services, all of which will be paid by us. In addition, our directors and officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders may receive a telephone call from a representative of Boston Financial if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Boston Financial representative is required to ask for each stockholder’s full name and address, or the zip code or control number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Boston Financial representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Boston Financial, then the Boston Financial representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Boston Financial representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Boston Financial will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and to ask the stockholder to call Boston Financial immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 415-6500. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling us at (212) 415-6500 or by mailing a request to ARC Realty Finance Trust, Inc., 405 Park Avenue — 15th Floor, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Boston Financial, our proxy solicitor, at 1-888-772-2337.

How may I obtain a copy of Annual, Quarterly and Current Reports to Stockholders?

We make available free of charge through our website at www.realtyfinancetrust.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each stockholder upon written request, a copy of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports. Requests for copies should be addressed to: ARC Realty Finance Trust, Inc., 405 Park Avenue —15th Floor, New York, New York 10022, Attention: Investor Relations. In addition, you may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, or may obtain information by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet address at http://www.sec.gov that contains reports, proxy statements and information statements, and other information, which may be obtained free of charge.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2015 annual meeting and included in the proxy materials for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on November 29, 2014 and ending at 5:00 p.m., Eastern Time, on December 29, 2014. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: ARC Realty Finance Trust, Inc. 405 Park Avenue — 15th Floor, New York, New York 10022, Attention: Nicholas Radesca, Chief Financial Officer and Treasurer. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2015 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2015 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 —
ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations by ARC Realty Finance Advisors, LLC (the “Advisor”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The Charter and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that from the commencement of the Company’s ongoing initial public offering, the number of directors shall never be less than three or greater than ten. The number of directors on the Board is currently fixed at five.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2015 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Messrs. Nicholas S. Schorsch, Peter M. Budko and Leslie D. Michelson, Ms. Elizabeth K. Tuppeny and Dr. Robert J. Froehlich. Each nominee currently serves as a director of the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the five nominees. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by a majority of votes cast at the Annual Meeting, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Nicholas S. Schorsch	53	Chairman of the Board of Directors and Chief Executive Officer
Peter M. Budko	54	President, Secretary and Director
Leslie D. Michelson	63	Lead Independent Director
Elizabeth K. Tuppeny	53	Independent Director
Dr. Robert J. Froehlich	60	Independent Director

Business Experience of Nominees

Nicholas S. Schorsch

Nicholas S. Schorsch has served as the chairman of the Board of Directors of our Company and the chief executive officer of our Company and our Advisor since their formation in November 2012. Mr. Schorsch served as chairman of the board of directors of American Realty Capital Trust, Inc. (“ARCT”) from August 2007 until January 2013, when ARCT completed its merger with Realty Income Corporation and, until March 2012, the chief executive officer, of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Schorsch has served as the chief executive officer of the Phillips Edison — ARC Shopping Center REIT Inc. (“PE-ARC”) advisor since its formation in December 2009. Mr. Schorsch has served as the chairman of the board and chief executive officer of New York REIT, Inc., formerly American Realty Capital New York Recovery REIT, Inc. (“NYRT”), and chief executive officer of the NYRT advisor and NYRT property manager since October 2009. Mr. Schorsch has been the chairman of American Realty Capital — Retail Centers of America, Inc. (“ARC RCA”) and the chief executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Schorsch has served as executive chairman of the board of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) and executive chairman of the ARC HT advisor and ARC HT property manager since

March 2014 and previously served as the chairman and chief executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until March 2014. Mr. Schorsch has been chairman and the chief executive officer of Business Development Corporation of America (“BDCA”) since its formation in May 2010. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”), the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Properties, Inc. (“ARCP”) and chief executive officer of the ARCP manager since their formation in December 2010 and November 2010, respectively. Mr. Schorsch served as chairman and chief executive officer of American Realty Capital Trust III, Inc. (“ARCT III”), and chief executive officer of the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital Global Trust, Inc. (“ARC Global”) and chief executive officer of the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. He also served as the chief executive officer and chairman of the board of American Realty Capital Trust IV, Inc. (“ARCT IV”) and as chief executive officer of the ARCT IV Advisor and the ARCT IV property manager, in each case from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Schorsch has been the executive chairman of the board of American Realty Capital Healthcare Trust II, Inc. (“ARC HT II”), the ARC HT II advisor and the ARC HT II property manager since March 2014, and previously served as chairman of the board of ARC HT II from its formation in October 2012 until March 2014. Mr. Schorsch has served as the chairman of the board of directors and chief executive officer of American Realty Capital Trust V, Inc. (“ARCT V”) and as chief executive officer of the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Schorsch has served as chairman of the board of directors of RCS Capital Corporation (“RCS Capital”) since February 2013 and as co-chief executive officer of RCS Capital Management since April 2013. He has also served as the chairman of the board of directors of American Realty Capital Hospitality Trust, Inc. (“ARC HOST”) since its formation in July 2013 and as a member of the board of managers of the ARC HOST sub-property manager since August 2013. Mr. Schorsch has served as a director of the general partner of American Energy Capital Partners, LP (“AEP”) since its formation in October 2013. Mr. Schorsch has served as chief executive officer and chairman of the board of directors of American Realty Capital New York City REIT, Inc. (“ARC NYCR”) and chief executive officer of the ARC NYCR advisor and the ARC NYCR property manager since their formation in December 2013.

From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of American Financial Realty Trust (“AFRT”) from its inception as a real estate investment trust (“REIT”) in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group (“AFRG”), and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young LLP. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer, as applicable, of NYRT, PE-ARC, ARC RCA, ARC HT, ARC DNAV, ARC HT II, ARCP, ARC Global, ARCT V, ARC HOST, NYCR and RCS Capital, his previous experience as president, chief executive officer and vice chairman of AFRT and chairman and chief executive officer of ARCT,

ARCT III and ARCT IV, and his significant real estate acquisition and credit underwriting experience, make him well qualified to serve as the chairman of our Board.

Peter M. Budko

Peter M. Budko was appointed as a director of our Company in January 2013. Mr. Budko has served as the executive vice president of our Company and our Advisor since their formation in November 2012 and as president of our Company and our Advisor since January 2013. Mr. Budko served as executive vice president and chief investment officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Budko also served as executive vice president and chief operating officer of NYRT, the NYRT property manager and the NYRT advisor from their formation in October 2009 until March 2014. Mr. Budko has served as executive vice president and chief investment officer of the PE-ARC advisor since its formation in December 2009. Mr. Budko has served as executive vice president and chief investment officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Budko served until March 2014 as executive vice president, and until February 2011 as chief investment officer, of ARC HT, the ARC HT advisor and the ARC HT property manager, in each case since their formation in August 2010. Mr. Budko served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Budko has served as an executive officer of BDCA and the BDCA advisor since their formation in May 2010 and June 2010, respectively. Mr. Budko has served as executive vice president and chief investment officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Budko also was also executive vice president and chief investment officer of ARCP and the ARCP manager from their formation December 2010 and November 2010, respectively, in each case until ARCP’s transition to self-management in January 2014. Mr. Budko also has been an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Budko served as executive vice president and chief investment officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the closing of the merger of ARCT IV with ARCP in January 2014. Mr. Budko served as the executive vice president of ARC HT II, the ARC HT II advisor and the ARC HT II property manager from their formation in October 2012 until March 2014. Mr. Budko has also served as chief investment officer and a director of RCAP since February 2013 and as chief investment officer of RCS Capital Management since April 2013. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from 1997 to 2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 to 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in physics from the University of North Carolina. We believe that Mr. Budko’s current experience as an executive officer of ARC RCA, ARC DNAV, ARCP, ARC Global, ARCT V and BDCA, his prior experience as an executive officer of ARCT, ARCT III, ARCT IV, NYRT, ARC HT, ARC HT II and at Wachovia Capital Markets and Nations Bank and his over 20 years of experience in debt and lending, make him well qualified to serve as a member of our Board.

Leslie D. Michelson

Leslie D. Michelson was appointed as lead independent director of our Company in January 2013. Mr. Michelson also has served as an independent director of ARCP since October 2012, ARC HT since January 2011, and Business Development Corporation of America (“BDCA”) since January 2011. Mr. Michelson served as an independent director of ARC RCA from March 2012 until October 2012 and NYRT from October 2009 until August 2011. Mr. Michelson served as an independent director of ARCT until its merger was completed in January 2013. Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson is also a director of Molecular Insight Pharmaceuticals, Inc., a biotechnology company developing innovative diagnostic and therapeutic products for prostate cancer. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and currently serves on its board of directors. Mr. Michelson served on the board of directors of Catellus Development Corp. (a publicly traded national mixed-use and retail developer) from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the audit committee of the board of directors for 5 years. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, an AMEX-traded special purpose acquisition company, from 2007 to 2009, and of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001. Mr. Michelson is currently a director of Landmark Imaging, a privately held diagnostic imaging and treatment company and of Private Health Management, a retainer-based primary care medical practice management company. Also since June 2004 and through the present, he has been and is a director of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis, or ALS, commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976. We believe that Mr. Michelson’s current experience as a director of ARCP, ARC HT and BDCA, his previous experience as a member of the board of directors of NYRT, ARC RCA, ARCT and Catellus Development Corp. and his legal education, make him well qualified to serve as a member of our board of directors.

Elizabeth K. Tuppeny

Elizabeth K. Tuppeny was appointed as an independent director of our Company in January 2013. Ms. Tuppeny has also served as an independent director of ARC HT II since January 2013. Ms. Tuppeny also served as an independent director of ARCT IV from May 2012 until the closing of the merger of ARCT IV with ARCP in January 2014. Ms. Tuppeny has been the chief executive officer and founder of Domus, Inc., a full-service marketing communications agency since 1993. Domus, Inc.’s largest client is Merck & Co. and Ms. Tuppeny advises Merck & Co. with respect to communications related to their healthcare-related real estate acquisitions. Ms. Tuppeny has 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies. Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games. Prior to founding Domus, Ms. Tuppeny was executive vice president, business development at Earle Palmer Brown from 1992 to 1993. From 1984 to 1993, Ms. Tuppeny worked at Weightman Advertising, where she became senior vice president. From 1982 to 1984, Ms. Tuppeny was an account executive at The Marketing Group. Ms. Tuppeny served on the board of directors and executive committee of the Philadelphia Industrial Development Council, or PIDC, for over three years where she helped to plan and implement real estate transactions that helped to attract jobs to Philadelphia. As a board member of the PIDC, Ms. Tuppeny was responsible for evaluating and approving commercial and residential real estate business development applications for financing and tax abatement for for-profit and non-profit companies. During her tenure on the PIDC, Ms. Tuppeny approved over 500 real estate development applications including the funding for the Wistar Institute’s biotech and cancer research facility, the Thomas Jefferson University Hospital, a 1.2 million square foot distribution center for Teva Pharmaceuticals Industries Ltd., the Hospital of the University of Pennsylvania/Children’s Hospital of Philadelphia expansion and the Philadelphia State Hospital at Byberry. Ms. Tuppeny has served on the boards of directors and advisory committees for the Arthur Ashe Foundation, Avenue of the Arts, Drexel Medical School, Philadelphia Hospitality Cabinet, Pennsylvania Commission for Women, Penn Relays and the Police Athletic League. Ms. Tuppeny was the recipient of the national Stevie Award as the nation’s top woman entrepreneur in 2004 and was named as a Top Woman in Philadelphia Business in 1996, one of the Top 50 Women in Pennsylvania in 2004 and as the Businessperson of the Year in 2003 by the Greater Philadelphia Chamber of Commerce. Ms. Tuppeny has taught at New York University, University of Pennsylvania and

Temple University, and received her undergraduate degree from the University of Pennsylvania, Annenberg School of Communications. We believe that Ms. Tuppeny’s current experience as chief executive officer and founder of Domus, Inc., her prior experience as an independent director of ARCT IV, and her experience in evaluating commercial and residential real estate business development applications makes her well qualified to serve on our Board.

Dr. Robert J. Froehlich

Dr. Robert J. Froehlich was appointed as an independent director of our company in January 2013. Dr. Froehlich has also served as an independent director of ARC DNAV since November 2012 and as an independent director of ARC HT II since January 2013. Dr. Froehlich has over 35 years of experience in and around Wall Street. Dr. Froehlich was appointed in July 2009 to serve, and currently serves, as an independent director for a privately held company, Davidson Investment Advisors, Inc. Davidson Investment Advisors, Inc. manages over $1 billion in client assets. He began his career in the public sector from December 1975 to April 1978, as a budget analyst for the City of Dayton, Ohio, with a budget of $100 million. From May 1978 to February 1981, he served as the chief financial officer for Montgomery County, Ohio's Water & Sewer District with annual operating revenues of $75 million. In March 1981, he was appointed the first city manager for Beavercreek, Ohio, as one of the youngest city managers in Ohio, with an operating budget of $5 million. Dr. Froehlich served there until April 1985, when he transitioned to the private sector as a senior executive with Ernst & Whinney from May 1985 to September 1989, where he was responsible for a national practice that conducted financial feasibility studies and financial consulting to tax exempt entities. From October 1989 to January 1997, he held several senior executive roles at Van Kampen Merritt which after its merger with American Capital became Van Kampen American Capital, with over $50 billion in assets across 75 different mutual funds. Dr. Froehlich began there as the director of Municipal Research and left as the firm's first chief investment strategist. In February 1997, he then joined Kemper Funds, with $75 billion in assets among 50 different funds, as their vice chairman. In January 2001, he was appointed vice chairman of Scudder Investments, when Scudder Funds merged with Kemper Funds. Combined, they had assets of over $200 billion in 129 funds. In April 2002, when Deutsche Bank acquired Scudder Investments, Dr. Froehlich was named vice chairman of Deutsche Asset Management, a role he held until September 2009. In September 2009, until his retirement in April 2012, Dr. Froehlich was a senior executive with The Hartford Mutual Funds, where he also served as an officer of all 55 funds, with assets totaling $84 billion. Dr. Froehlich also served on the board of trustees of the University of Dayton from January 1998 to October 2008. While on the Board he was on the executive committee and served as chairman of the investment committee, overseeing a $500 million endowment. From October 1989 to February 1997, he served as a director for McCarthy, Crisanti & Maffei, Inc., a privately held economic research firm with revenues of $75 million, and a wholly owned subsidiary of Xerox Financial Corporation. He received his Ph.D. from California Coast University in 1979, M.A. from Central Michigan in 1978, M.P.A. from the University of Dayton in 1976 and a B.A. from the University of Dayton in 1975. In 2008, he was awarded an Honorary Doctorate of Commercial Sciences from the board of trustees of Central Michigan University. We believe that Dr. Froehlich’s current experience as an independent director of ARC DNAV and ARC HT II, his expertise in United States and global economics, global currencies and financial markets, public policy and politics and United States and global demographic trends makes him well qualified to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. NICHOLAS S. SCHORSCH, PETER M. BUDKO AND LESLIE D. MICHELSON, MS. ELIZABETH K. TUPPENY AND DR. ROBERT J. FROEHLICH AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2015 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations. The Advisor is wholly owned by American Realty Capital VIII, LLC (the “Sponsor”), which is majority owned and controlled by Mr. Nicholas S. Schorsch, our chairman of the Board and chief executive officer, and Mr. William M. Kahane.

The Board of Directors held a total of three meetings during the fiscal year ended December 31, 2013 and took action by written consent on ten occasions. All directors and nominees attended at least 75% of the total number of meetings while they were a member of the Board of Directors. All of our directors attended the 2013 annual stockholders’ meeting. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee. The Company does not currently have a conflicts committee, compensation committee or nominating and corporate governance committee. The Board of Directors carries out the responsibilities typically associated with conflicts committees, compensation committees and nominating and corporate governance committees. The Company does not have any employees and compensation of directors is set by the entire Board. The Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate compensation committee at this time.

Leadership Structure of the Board of Directors

Nicholas S. Schorsch serves as our chairman of the Board and chief executive officer. As chief executive officer, Mr. Schorsch is responsible for the daily operations of the Company and implementing the Company’s business strategy. The Board of Directors believes that because the chief executive officer is ultimately responsible for ensuring the successful operation of the Company and its business, which is also the main focus of the Board’s deliberations, the chief executive officer is the most qualified director to act as chairman. The Board of Directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

The Board of Directors appointed Leslie D. Michelson as the lead independent director of the Company. The Board of Directors has appointed a lead independent director to provide an additional measure of balance, ensure the Board’s independence, and enhance the Board’s ability to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on Board of Directors’ meeting agendas, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, serves as a representative and speaks on behalf of the Company at external seminars, conferences, in the media and otherwise, and otherwise assumes such responsibilities as may be assigned to him by the Board. Consistent with current practices, the Company compensates Mr. Michelson for acting as lead independent director.

The Company’s management believes that having a majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the Board, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, incurrence and assumptions of debt, its oversight of the Company’s executive officers and the Advisor, managing risks associated with the independence of the members of the Board, and reviewing and approving all transactions with affiliated parties and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors has established an audit committee. Our audit committee held three meetings during the fiscal year ended December 31, 2013 and took action by written consent on one occasion. The charter of the audit committee is available to any stockholder who requests it c/o ARC Realty Finance Trust, Inc., 405 Park Avenue — 15th Floor, New York, NY 10022. The audit committee charter is also available on the Company’s website at http://www.realtyfinancetrust.com/ by clicking on “Investor Relations — Corporate Governance — Audit Committee Charter.” Our audit committee consists of Mr. Michelson, Ms. Tuppeny and Dr. Froehlich, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. The Board has determined that Mr. Michelson is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and is an independent director.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

The audit committee’s report on our financial statements for the fiscal year ended December 31, 2013 is discussed below under the heading “Audit Committee Report.”

Oversight of Nominations and Corporate Governance

The Company does not have a standing nominating and corporate governance committee nor a conflicts committee. The Board believes that because of the size and composition of the Board, it is more efficient and cost effective for the full Board to perform the duties of a nominating and corporate governance committee and of a conflicts committee. The entire Board of Directors, including our independent directors, is responsible for (i) identifying qualified individuals to become directors of the Company, (ii) recommending director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting, (iii) recommending committee assignments, (iv) periodically assessing the performance of the Board and (v) reviewing and recommending appropriate corporate governance policies and procedures for the Company, including developing and recommending a code of business conduct and ethics for the Company’s executive officers and senior financial officers and annually reviewing such code.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the Board reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The Board also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s bylaws. See “Stockholder Proposals for the 2015 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

Oversight of Conflicts of Interest

The Company does not have a standing conflicts committee. Instead, the entire Board of Directors, including our independent directors, is responsible for approving transactions and resolving other conflicts of interest, between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The Board of Directors, including a majority of the independent directors, is responsible for reviewing and approving all transactions with affiliated parties, all purchase or leases of properties from, or sales or leases to an affiliate, and reviewing and approving all agreements and amendments to agreements between the Company and affiliates, including the Sponsor or Advisor and their subsidiaries.

During the fiscal year ended December 31, 2013, all of the members of the Board of Directors reviewed our policies and report that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions — Affiliated Transactions Best Practices Policy.” Certain of the factors considered by the Board of Directors are set forth in the financial statements (including the footnotes thereto) and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2013. The Board reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand, which occurred during the fiscal year ended December 31, 2013. The Board has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the fiscal year ended December 31, 2013 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions” below.

In March 2011, Realty Capital Securities, LLC (our “Dealer Manager”), an entity directly or indirectly under common control with the Sponsor that was retained by the Company to act as dealer manager in connection with the Company’s initial public offering, adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are sold on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers. Accordingly, on November 28, 2012, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the Dealer Manager’s best practices guidelines.

Director Independence

Under our organizational documents, we must have at least three but not more than ten directors. The number of directors is currently fixed at five. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined under the Charter as one who is not associated and has not been associated within the last two years, directly or indirectly, with our Sponsor or Advisor. A director is deemed to be associated with our Sponsor or Advisor if he or she: (a) owns an interest in our Sponsor, Advisor or any of their affiliates; (b) is employed by our Sponsor, Advisor or any of their affiliates; (c) is an officer or director of the Sponsor, Advisor or any of their affiliates; (d) performs services, other than as a director, for us; (e) is a director for more than three REITs organized by our Sponsor or advised by our Advisor; or (f) has any material business or professional relationship with our Sponsor, Advisor or any of their affiliates. A business or professional relationship is considered material per se if the gross revenue derived by the director from our Sponsor and our Advisor and affiliates exceeds 5% of the director’s (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with our Sponsor, Advisor, any of their affiliates or us.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NASDAQ Stock Market (“NASDAQ”) even though our shares are not listed on NASDAQ. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Mr. Leslie D. Michelson, Ms. Elizabeth K. Tuppeny and Dr. Robert J. Froehlich have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NASDAQ’s director independence standards and audit committee independence standards, as currently in effect. There are no familial relationships between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of ARC Realty Finance Trust, Inc., 405 Park Avenue — 15th Floor, New York, New York 10022, Attention: Nicholas Radesca, Chief Financial Officer and Treasurer. Mr. Radesca will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions. Our current executive officers, Messrs. Nicholas S. Schorsch and Peter M. Budko, are all employees of the Advisor and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Additionally, Donald MacKinnon, Andrew Winer, Nicholas Radesca and Boris Korotkin, each of whom served as an executive officer during the year ended December 31, 2013, were also employees of the Advisor and did not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this proxy statement a “Compensation Discussion and Analysis,” a report from our compensation committee with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Advisor and its affiliates.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Position(s)
Nicholas S. Schorsch	53	Chairman of the Board of Directors and Chief Executive Officer
Peter M. Budko	54	President, Secretary and Director
Donald MacKinnon	49	Chief Operating Officer
Andrew Winer	46	Chief Investment Officer
Nicholas Radesca	48	Chief Financial Officer and Treasurer
Boris Korotkin	41	Executive Vice President
Leslie D. Michelson	63	Lead Independent Director
Elizabeth K. Tuppeny	53	Independent Director
Dr. Robert J. Froehlich	60	Independent Director

Nicholas S. Schorsch

Please see “Business Experience of Nominees” beginning on page 6 for biographical information about Mr. Schorsch.

Peter M. Budko

Please see “Business Experience of Nominees” beginning on page 6 for biographical information about Mr. Budko.

Donald MacKinnon

Donald MacKinnon has served as the chief operating officer of our Company and our Advisor since January 2013. From May 2011 through December 2012, Mr. MacKinnon served as senior vice president and head of High Yield Portfolio Management for Cole Real Estate Investments, Inc., or Cole, where he invested approximately $350 million in credit sensitive CMBS and mezzanine loans for Cole. From July 2008 to March 2011, Mr. MacKinnon was a partner with EndPoint Financial, LLC where he provided CMBS advisory and real estate workout services. From January 2004 through March 2007, Mr. MacKinnon was a managing director at Nomura Securities International where he managed the North American Structured Credit Trading businesses including commercial real estate and asset backed securities. Prior to joining Nomura, Mr. MacKinnon served as president and chief executive officer of REALM, Inc., a privately owned real estate software and services company primarily owned by Hicks Muse Tate and Furst, CMGI and T.H. Lee Putnam Equity Partners. Prior to REALM, Mr. MacKinnon was co-head and co-founder of the Commercial Mortgage Group and Manager of the European Asset Securitization Group at Donaldson Lufkin & Jenrette, or

DLJ. Prior to joining DLJ in 1992, Mr. MacKinnon worked in the Real Estate Finance Group at Salomon Brothers, Inc. on a variety of commercial real estate debt and equity transactions. Mr. MacKinnon also served on the Board of Directors for CRIIMI Mae, Inc. (NYSE: “CMM”) from 2001 to 2003. Mr. MacKinnon graduated Summa Cum Laude from Ohio Wesleyan University and holds a B.A. in economics, as well as an M.B.A. from the Harvard Business School.

Andrew Winer

Andrew Winer has served as the chief investment officer of our Company and our Advisor since their formation in November 2012. Mr. Winer has also served as the chief investment officer of ARC Global since May 2012. Mr. Winer joined American Realty Capital in January 2012 and advises all of American Realty Capital’s investment programs in connection with debt capital markets. He is involved in arranging corporate lines of credit and designing loan facilities for those companies. From April 2000 to January 2012, Mr. Winer worked at Credit Suisse where he held multiple positions. From January 2011 to December 2011, Mr. Winer was a director of CMBS business and headed the capital desk where he was responsible for pricing and hedging of loan production. From January 2009 to December 2010, Mr. Winer was a director of asset management where he was responsible for winding down, working out and disposing of mortgage, mezzanine and warehouse commercial real estate positions. From 2006 to December 2008, Mr. Winer was a director of global commercial real estate business where he originated, closed and syndicated loan transactions. In that position, he created and managed warehouse lines and also worked with CMBS new issuance business. From 2004 to 2005, Mr. Winer was a director working with new issuances and syndication of CMBS. In that position, Mr. Winer also was responsible for mortgage loan and mezzanine loan pricing, hedging and distribution. From 2000 to 2004, Mr. Winer was a vice president in fixed-income structured product sales. From January 1999 to December 1999, Mr. Winer worked at Global Asset Capital, an intellectual property securitization firm. From August 1993 to November 1998, Mr. Winer was employed at DLJ where he focused on bond structuring, loan origination, securitization deal management, CMBS trading, loan pricing and hedging and new business. Mr. Winer started his career in Arthur Andersen’s Structured Products Group and worked there from August 1991 to August 1993. During his time at DLJ, Mr. Winer was awarded “VP of the year” in 1995 and, while at Credit Suisse, he was awarded “Top 50” in 2010. Mr. Winer received both a B.S. in business administration and a Master’s in accounting from the University of Michigan.

Nicholas Radesca

Nicholas Radesca has served as the chief financial officer and treasurer of our Company and our Advisor since January 2013. Mr. Radesca has also served as the chief financial officer and treasurer of American Energy Capital Partners, LP’s general partner since October 2013. Mr. Radesca has served as chief financial officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since January 2014. In addition, Mr. Radesca has served as chief financial officer of ARCT V, the ARC V advisor and the ARCT V property manager since January 2014. Mr. Radesca has also served as chief financial officer and treasurer of BDCA and BDCA’s advisor since February 2013. Mr. Radesca was appointed as secretary of BDCA in June 2013. Mr. Radesca has also served as the chief financial officer of NYRT, the NYRT advisor, the NYRT property manager since February 2014. Mr. Radesca also served as the interim chief financial of ARC HT, the ARC HT advisor, the ARC HT property manager, ARC HT II, the ARC HT II advisor and the ARC HT II property manager from February 2014 to March 2014. Prior to joining American Realty Capital in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc. (“iStar”), a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. He holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

Boris Korotkin

Boris Korotkin has served as our executive vice president since May 2013. Mr. Korotkin has also served as senior vice president for American Realty Capital since January 2013 and previously served as vice president of American Realty Capital from its inception in April 2008 until December 2012. Mr. Korotkin has over 15 years of experience in the commercial real estate debt industry. While serving at American Realty Capital since its inception, Mr. Korotkin has arranged and closed over $3.5 billion of corporate credit facilities, senior mortgages and mezzanine financings. In these efforts, Mr. Korotkin has worked with a variety of lenders including money center banks, regional banks, community banks, life insurance companies, pension companies and specialty lenders. Prior to joining American Realty Capital in April 2008, Mr. Korotkin served as vice president of Transaction Structuring and Analysis for AFRT from January 1999 until March 2008 where he led the analysis team that was responsible for underwriting complex real estate acquisitions and financing transactions in the United States and Europe. Prior to joining AFRT, Mr. Korotkin was a controller for Universal Packaging Corp. and an auditor for Ford Motor Credit Company. Mr. Korotkin holds a bachelor’s degree from the Pennsylvania State University and an M.B.A. from LaSalle University.

Leslie D. Michelson

Please see “Business Experience of Nominees” beginning on page 6 for biographical information about Mr. Michelson.

Elizabeth K. Tuppeny

Please see “Business Experience of Nominees” beginning on page 6 for biographical information about Ms. Tuppeny.

Dr. Robert J. Froehlich

Please see “Business Experience of Nominees” beginning on page 6 for biographical information about Dr. Froehlich.

Compensation of Directors

The following table sets forth information regarding compensation of our independent directors during the fiscal year ended December 31, 2013. Messrs. Schorsch and Budko receive no additional compensation for serving as director.

Name	Fees Paid in Cash(1)		Stock Awards	Total
Leslie D. Michelson	$119,542		$30,000	$149,542
Elizabeth K. Tuppeny	50,750	(2)	30,000	80,750
Dr. Robert J. Froehlich	50,750	(3)	30,000	80,750
Total	$221,042		$90,000	$311,042

(1)	Mr. Michelson earned fees in the amount of $122,542 for services as a director, including fees earned for being the lead director, during the fiscal year ended December 31, 2013. The payment of $119,542 is for services rendered during the year ended December 31, 2013.
(2)	Ms. Tuppeny earned fees in the amount of $53,750 for services as a director during the fiscal year ended December 31, 2013. The $50,750 payment is for services rendered during the year ended December 31, 2013.
(3)	Dr. Froehlich earned fees in the amount of $53,750 for services as a director during the fiscal year ended December 31, 2013. The $50,750 payment is for services rendered during the year ended December 31, 2013.

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our Board of Directors. If a director also is our employee or an employee of our Advisor or any of their affiliates, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors	Additional yearly retainer of $55,000 for the lead independent director and $30,000 for each independent director; $2,000 for all meetings personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)(2)	Pursuant to our restricted share plan adopted in February 2013, each independent director will receive an automatic grant of 1,333 restricted shares on the date of each annual stockholders’ meeting. Each independent director is also granted 1,333 restricted shares of common stock on the date of initial election to the board. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.
We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:
$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

(1)	If there is a Board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.

Share-Based Compensation

Restricted Share Plan

We have adopted an employee and director incentive restricted share plan (the “RSP”). The RSP provides for the automatic grant of 1,333 restricted shares of Common Stock to each of the independent directors, without any further action by our Board of Directors or the stockholders, on the date of each annual stockholder’s meeting. Restricted shares issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. The total number of common shares reserved for issuance under the RSP will not exceed 5.0% of our outstanding shares, and in any event will not exceed 4,000,000 shares (as such number may be adjusted to stock splits, stock dividends or combinations of similar events).

Restricted share awards entitle the recipient to receive shares of our Common Stock under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship to us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of our Common Stock shall be subject to the same restrictions as the underlying restricted shares. There were 3,999 unvested shares outstanding under the RSP at December 31, 2013.

The following table sets forth information regarding securities authorized for issuance under our Employee and Director Incentive Restricted Share Plan as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	3,999	22.50	3,996,001
Equity compensation plans not approved by security holders:	0	0	0
Total	3,999	22.50	3,996,001

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 14, 2014, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
ARC Realty Finance Special Limited Partnership, LLC(2)	8,888		*
AR Capital, LLC	44,444		1.4%
Nicholas S. Schorsch(3)	—		*
Peter M. Budko	—		*
Donald MacKinnon	—		*
Andrew Winer	—		*
Nicholas Radesca	—		*
Boris Korotkin	—		*
Leslie D. Michelson	1,333	(4)	*
Elizabeth K. Tuppeny	1,333	(4)	*
Dr. Robert J. Froehlich	49,121	(5)	1.5%
All directors and executive officers as a group (9 persons)	105,119		3.2%

*	Less than 1%.
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, New York, New York 10022.
(2)	The special limited partner is controlled by our sponsor, which is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	AR Capital, LLC is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.
(4)	Restricted shares remain unvested and vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(5)	Includes 1,333 shares of restricted shares, which remain unvested and vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisor

We entered into an advisory agreement with the Advisor, whereby the Advisor manages our day to day operations. Under the advisory agreement, we pay the Advisor an annual fee equal to 0.75% of the cost of our assets (cost will include the principal amount funded by us to acquire or originate commercial real estate debt, or the amount invested in the case of other commercial real estate investments, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). Commencing on the NAV pricing date, the asset management fee will be based on the lower of 0.75% of the costs of our assets (as calculated above) and 0.75% of the quarterly NAV. This fee will be payable monthly in arrears, based on assets held by us during the measurement period, adjusted for appropriate closing dates for individual investments. The amount of the asset management fee will be reduced to the extent that the amount of distributions declared during the six month period ending on the last day of the calendar quarter immediately preceding the date such asset management fee is payable, exceeds the funds from operations (“FFO”), as adjusted, for the same period. For purposes of this determination, FFO (as defined by the National Association of Real Estate Investment Trusts), as adjusted, is FFO before deducting (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any. FFO, as adjusted, is not the same as FFO.

We will pay to our Advisor or its assignees 1.0% of the contract purchase price paid for our commercial real estate debt or other commercial real estate investments, including any financing attributable to such investments. This acquisition fee is reflective of services performed by our Advisor in connection with selecting commercial real estate investments for acquisition and shall cover such services until such time as our Advisor has begun negotiations with the seller to purchase such investment and presented a detailed investment memorandum to our Advisor’s investment committee or Board for approval, as applicable.

Total acquisition fees incurred for the year ended December 31, 2013 were approximately $0.5 million. For the year ended December 31, 2013, we incurred from our Advisor approximately $1.3 million of offering costs and reimbursements. Asset management fees of $29,297 were assessed for the year ended December 31, 2013; however, the Advisor elected to waive (not defer) $29,297 of such asset management fees.

The Advisor is indirectly majority-owned and controlled by Messrs. Schorsch and Kahane. For the ownership interests of the Company’s current and former officers and directors in the parent company of our Property Manager, see “— Dealer Manager” below.

Dealer Manager

We have entered into a dealer manager agreement with Realty Capital Securities, LLC (our “Dealer Manager”). We paid to our Dealer Manager 7% of the gross offering proceeds from our initial public offering, except that no selling commissions were paid on shares sold under our distribution reinvestment plan. Our Dealer Manager reallowed all of the selling commission to participating broker-dealers. Alternatively, a participating broker-dealer was permitted to elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of gross proceeds of our primary offering. Our Dealer Manager was required to repay to the Company any excess amounts received over FINRA’s 10% cap if the offering was abruptly terminated before reaching the maximum amount of offering proceeds, which did not occur. Additionally, we paid to our Dealer Manager a dealer manager fee equal to 3% of the gross offering proceeds of our primary offering; we did not pay a dealer manager fee with respect to sales under our distribution reinvestment plan. Our Dealer Manager was permitted to reallow all or part of the dealer manager fee to participating broker-dealers. During the fiscal year ended December 31, 2013, the Company incurred $2.7 million to our Dealer Manager for commissions and dealer manager fees, of which approximately $1.8 million was paid directly to participating broker-dealers per our Dealer Manager’s instruction and an additional $0.2 million was reallowed to participating broker dealers.

Nicholas S. Schorsch, chairman of our board of directors, and William M. Kahane together indirectly own a majority of the ownership and voting interests of the public parent company that owns our Dealer Manager.

The public parent company of our Dealer Manager is under common ownership with AR Capital, LLC (“ARC”) and our Property Manager and Advisor are owned directly or indirectly by ARC. ARC also directly or indirectly wholly owns our Advisor and our Property Manager.

Affiliated Transaction Best Practices Policy

In March 2011, our Dealer Manager adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are sold on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers.

Accordingly, on November 28, 2012, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the Dealer Manager’s best practices guidelines, pursuant to which we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Nicholas Schorsch and/or William Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to the stockholders of the Company and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that the Company retains a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to the Company’s percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates will be subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our Charter contains a number of restrictions or we have adopted policies relating to: (1) transactions we enter into with our Sponsor, our directors, our officers, our Advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions and policies include, among others, the following:

•	We will not purchase commercial real estate investments in which our Sponsor, our Advisor, any of our directors, any of our officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to the seller unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such investment at an amount in excess of its appraised value as determined by an appraiser which has no material current or prior business or personal relationship with our directors or our Advisor. We will not sell investments to our Sponsor, our Advisor, any of our directors, any of our officers or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us. If a related party transaction is approved by our board, our Advisor and its affiliates will be entitled to receive fees and expense reimbursements in connection with the transaction on the same basis as if the transaction were with a third party.
•	We may not purchase real estate assets from our Sponsor, Advisor, any of our directors, any of officers or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approves the transaction as being fair and reasonable to us and the price for the real estate assets is no greater to us than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable. In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset. We also may not sell assets to, or lease assets to or from, any of these parties unless the sale or lease is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as being fair and reasonable to us.
•	We will not make any loans to our Sponsor, our Advisor, any of our directors, any of our officers or any of their respective affiliates, other than loans to our wholly owned subsidiaries and except that we may make or invest in mortgage, bridge or mezzanine loans involving our Sponsor, our Advisor, our directors, our officers or their respective affiliates if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our Sponsor, our Advisor, any of our directors, any of our officers or any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
•	We may not invest in joint ventures with our Sponsor, Advisor, any of our directors, any of officers or any of their respective affiliates, unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable, other than equity securities of a REIT or other real estate operating company.
•	Our Advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that our Advisor must reimburse us for the amount, if any, by which our total operating expenses paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash expenditures, any incentive fees payable to our Advisor, and acquisition fees and expenses are excluded from the definition of total operating expenses. Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses, including, but not limited to, the occurrence of natural disasters, hurricanes, floods, tornadoes, special tax assessments or acts of terrorism. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within sixty days of the end of the fiscal quarter and explain the justification for exceeding the limit. If our independent directors do not believe that exceeding the limit was justified, our Advisor must reimburse us the amount by which the aggregate expenses exceed the limit.
•	If an investment opportunity becomes available that is suitable, under all of the factors considered by our Advisor, for both us and one or more other entities affiliated with our Advisor, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to ensure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our Advisor, subject to approval by our board of directors, shall examine, among others, the following factors:
•	the anticipated cash flow of the investment to be acquired and the cash requirements of each program;
º	the effect of the acquisition both on diversification of each program’s investments by type of investment, geographic area and tenant concentration;
º	the income tax effects of the purchase to each program;
º	the size of the investment; and
º	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the purchase of an investment, causes any such investment, in the opinion of our Advisor, to be more appropriate for a program other than the program that committed to make the investment, our Advisor may determine that another program affiliated with our Advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our Advisor for the allocation of the acquisition of the investment by two or more affiliated programs seeking to acquire similar types of investments is applied fairly to us.
•	We will not accept goods or services from our Sponsor, our Advisor, any of our directors or any of their respective its affiliates or enter into any other transaction with our Sponsor, our Advisor or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
•	We will not enter into co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any other ARC Program (as defined below), except as provided below. We may, from time to time, enter into a joint investment with a Delaware Statutory Trust, or a DST, or a group of unaffiliated tenant in common owners, or TICs, in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to our stockholders and are fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment. We must also retain a controlling interest in the underlying investment and the transaction must be approved by the independent directors of the board of directors after due and documented deliberation, including deliberation of any conflicts of interest. The board of directors must determine that the co-investment is fair, both financially and otherwise. In the case of such co-investment, our Advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio. Our board of directors will review this policy on an annual basis.

•	Our Sponsor will not enter into co-investments or other business transactions with any ARC Program (as defined below) except for (i) transactions specifically contemplated by the prospectus of such ARC Program and exhibits thereto, as filed with the SEC upon initial effectiveness of such program’s current offering of securities, and (ii) funding, including loans, from the ARC Program’s advisor to the ARC Program in compliance with applicable law and in accordance with the terms of any operative agreements and other documents. Notwithstanding the foregoing, our Sponsor will not, directly or indirectly, (i) purchase any asset from, or sell any asset to, any ARC Program or (ii) otherwise co-invest in any asset with any ARC Program, provided that the formation transactions in connection with the organization of ARCP are excluded from the foregoing restrictions and are permissible transactions under this policy. Our board of directors will review this policy on an annual basis.
•	All other transactions between us and any of our Sponsor, Advisor, any of our directors, any of officers or any of their respective affiliates require approval by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

As used above, (i) an “ARC Entity”, which includes us, is an investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests describe below) is held, directly or indirectly, by Nicholas S. Schorsch and/or William M. Kahane, (ii) an “ARC Program”, which includes us, is any ARC Entity that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering and (iii) a publicly-traded REIT will not be deemed an ARC Entity or ARC Program solely as a result of ownership of shares by Nicholas S. Schorsch and/or William M. Kahane provided that (A) the total ownership by such individuals is less than 10% of the outstanding equity of the publicly-traded REIT, (B) neither Nicholas S. Schorsch nor William M. Kahane, nor any other officer or director of any other ARC Program, is an officer or director of such publicly-traded REIT or its external advisor (if any), and (C) such publicly-traded REIT is not controlled directly by Nicholas S. Schorsch and/or William M. Kahane.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2013. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of ARC Realty Finance Trust, Inc.:

We have reviewed and discussed with management ARC Realty Finance Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2013.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in ARC Realty Finance Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

Audit Committee
Leslie D. Michelson
Elizabeth K. Tuppeny
Dr. Robert J. Froehlich

INDEPENDENT REGISTERED ACCOUNTING FIRM

The audit committee of the Board of Directors has selected and appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements for 2014. Grant Thornton has audited our consolidated financial statements since November 15, 2012. A representative of Grant Thornton will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by Grant Thornton for the years ended December 31, 2013 and 2012 were as follows:

Audit Fees

Audit fees billed were $124,659 and $0 for the fiscal years ended December 31, 2013 and December 31, 2012, respectively. The fees were for professional services rendered for audits of the Company’s annual consolidated financial statements, reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q and consents on the Company’s amendments to Form S-11.

Audit Related Fees

There were no audit related fees for the fiscal years ended December 31, 2013 and December 31, 2012.

Tax Fees

There were no tax fees billed for the fiscal years ended December 31, 2013 and 2012.

All Other Fees

There were no other fees billed for the fiscal years ended December 31, 2013 or December 31, 2012. The aggregate fees billed by the independent auditor for the fiscal years ended December 31, 2013 and December 31, 2012 were $124,659 and $0, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

In considering the nature of the services provided by the independent auditor, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton were pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the fiscal year ended December 31, 2013, all reports were filed on a timely basis.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics effective as of February 7, 2013 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at www.realtyfinancetrust.com by clicking on “Investor Relations — Corporate Governance — Code of Ethics.” You may also obtain a copy of the Code of Ethics by writing to our secretary at: ARC Realty Finance Trust, Inc., 405 Park Avenue — 15th Floor, New York, New York 10022, Attention: Nicholas Radesca, Chief Financial Officer and Treasurer. A waiver of the Code of Ethics for our chief executive officer may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other employees may be made only by our chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company does not have a standing compensation committee and we do not separately compensate our executive officers. Executive compensation is determined by the Board in its entirety. During the fiscal year ended December 31, 2013, Mr. Schorsch, our chairman of the Board and chief executive officer of the Company, served as an executive officer and/or director of ARCT, NYRT, ARC RCA, ARC DNAV, ARCT III, ARCT IV, ARC Global, BDCA, ARC HT II, ARC RFT and the Company. Since Mr. Schorsch is an officer of our Advisor and/or its affiliates, he did not receive any separate compensation from us for service as our executive officer and director, and also did not receive any separate compensation from the entities listed herein for his service as executive officers and/or directors of those entities.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2014 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2015 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than December 29, 2014. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2015 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 29, 2014 and ending at 5:00 p.m., Eastern Time, on December 29, 2014. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws, including, without limitation:

1.	as to each director nominee;
•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and
2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and
4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and
5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: ARC Realty Finance Trust, Inc., 405 Park Avenue — 15th Floor, New York, NY 10022, Attention: Nicholas Radesca (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Nicholas Radesca

Nicholas Radesca
Chief Financial Officer and Treasurer

ARC Realty Finance Trust, Inc.

PO BOX 55909, BOSTON, MA 02205-5909

Your Vote is Important!

Vote by Internet

Please go to the electronic voting site at **www.2voteproxy.com/arc**. Follow the on-line instructions. If you vote by internet, you do not have to return your proxy card.

Vote by Telephone

Please call us toll free at **1-800-830-3542**, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

Vote by Mail

Complete, sign and date your proxy card and return it promptly in the enclosed envelope.

If Voting by Mail
Remember to sign and date the form below.
Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-9100

ARC Realty Finance Trust, Inc.

Annual Meeting of Stockholders

May 28, 2014 at 11:30 AM

This proxy is solicited by the Board of Directors

The undersigning hereby appoints Nicholas Radesca and James A. Tanaka, or one of them, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of ARC Realty Finance Trust, Inc. (the "Company") to be held at The Core Club, located at 66 E. 55th Street, New York, NY 10022, at 11:30 a.m. (local time) on Wednesday, May 28, 2014, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSAL. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Stock Owner signature ____________________ Date

Co-Owner signature ____________________ Date